Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-129550) of New Peoples Bankshares, Inc. on Form S-8 of our report dated March 26, 2015 on the consolidated financial statements of New Peoples Bankshares, Inc. as of December 31, 2014 and the year then ended, which report appears in this December 31, 2014 annual report on Form 10-K of New Peoples Bankshares, Inc.

/s/ Elliott Davis Decosimo, LLC

Richmond, Virginia

March 26, 2015